Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)                                     Registration Statement (Form S-8 No. 333-173893) pertaining to the Papa John’s International, Inc. 2011 Omnibus Incentive Plan filed May 3, 2011,

(ii)                                  Registration Statement (Form S-8 No. 333-165154 and No. 333-168562) pertaining to the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan filed March 2, 2010 and August 5, 2010, respectively,

(iii)                               Registration Statement (Form S-8 No. 333-150762) pertaining to the Papa John’s International, Inc. 2008 Omnibus Incentive Plan filed May 5, 2008,

(iv)                              Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008, and

(v)                                 Registration Statement (Form S-8 No. 333-168561) pertaining to the Papa John’s International, Inc. 401(k) Plan filed August 5, 2010,

of our reports dated February 25, 2014, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Papa John’s International, Inc. and Subsidiaries for the year ended December 29, 2013.

/s/ Ernst & Young LLP

Louisville, Kentucky
February 25, 2014